Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Christopher & Banks Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-30554, 333-95109, 333-64087, 333-95553, 333-132377, 333-132378, 333-136388, 333-146625, 333-153170, 333- 170249, and 333-174509) and on Form S-3 (No. 333-181671) of Christopher & Banks Corporation of our report dated March 22, 2013, with respect to the consolidated balance sheets of Christopher & Banks Corporation and subsidiaries as of February 2, 2013 and January 28, 2012, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for the fiscal year ended February 2, 2013 and the transition period ended January 28, 2012, and the effectiveness of internal control over financial reporting as of February 2, 2013, which report appears in the February 2, 2013 annual report on Form 10-K of Christopher & Banks Corporation.
/s/ KPMG LLP
Minneapolis, Minnesota
March 25, 2013